UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

PARAMCO FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

    Delaware

                     000-32495

          88-0441287

      (State or other jurisdiction of

                     (Commission File No.)

            (I.R.S. Employer Identification No.)

     incorporation or organization)

2391 N.E. Loop 410, Suite 103, San Antonio, Texas 78217

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (210)  653-6669

N/A

(Former name or former address, if changed since last report)

Item 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

On January 5, 2005, the Company issued 12,900,000 shares of its Common Stock to each of Terrence Riely, Chairman of the Board and Chief Financial Officer, R. Michael Reyna, a Director, President and Chief Executive Officer, and Michael S. Goodlett Sr., a Director and Secretary, amounting to an aggregate of 38,700,000 shares.  The subject stock was issued as compensation for services rendered, including, but not limited to, the restructuring of substantially all of the debt of the Company.  The shares issued to each of the officers had a current market price value of $64,500.  These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:

January 6, 2005

PARAMCO FINANCIAL GROUP, INC.

/s/ Terrence Riely

Terrence Riely

Chairman of the Board